Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-271115) of CalciMedica, Inc. (formerly Graybug Vision, Inc.),

(2) Registration Statement (Form S-8 No. 333-249033) pertaining to the 2020 Equity Incentive Plan, 2020 Employee Stock Purchase Plan and 2015 Stock Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.),

(3) Registration Statements (Forms S-8 Nos. 333-254522 and 333-263464) pertaining to the 2020 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, Inc.), and

(4) Registration Statement (Form S-8 No. 333-266980) pertaining to the Amended and Restated 2020 Equity Incentive Plan of CalciMedica, Inc. (formerly Graybug Vision, inc.);

of our report dated April 4, 2023 (except for Note 2, as to which the date is May 12, 2023), with respect to the financial statements of CalciMedica, Inc., included in Current Report (Amendment No. 2 on Form 8-K/A) of CalciMedica, Inc. (formerly Graybug Vision, inc.).

/s/ Ernst & Young LLP

San Diego, California

May 12, 2023